UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2014

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 — Entry into a Material Definitive Agreement	3
Item 2.01 — Completion of Acquisition or Disposition of Assets	4
Item 9.01 — Financial Statements and Exhibits	5
SIGNATURES	6
INDEX TO EXHIBITS	7
EXHIBITS

Item 1.01 — Entry into a Material Definitive Agreement

On June 30, 2014, iPass Inc. (“iPass”), MNS Holdings LLC (“MNS Holdings”) and Tolt Solutions, Inc. (“Buyer”), an affiliate of Clearlake Capital Group, L.P., entered into a purchase agreement (“Purchase Agreement”) pursuant to which iPass sold to Buyer, and Buyer purchased from iPass, the membership interests in MNS Holdings. MNS Holdings maintains and operates the iPass Unity business (the “Unity Business”). In connection with the transactions contemplated by the Purchase Agreement, iPass and certain of its subsidiaries assigned to a subsidiary of MNS Holdings (the “MNS Subsidiary”) certain assets that relate to the Unity Business. The purchase price for the MNS Holdings membership interests is $28.2 million, less (1) indebtedness owed by MNS Holdings and the MNS Subsidiary as of the closing, (2) the amount of change of control payments payable to employees in connection with the transaction, and (3) expenses incurred by MNS Holdings or the MNS Subsidiary in the transaction. The purchase price is also subject to adjustment based on the working capital of MNS Holdings at the closing of the transaction. Of the purchase price, $1.4 million was placed in an escrow account to satisfy any claims for the indemnification obligations of iPass for breaches of representations, warranties and covenants and certain other specified matters.

The Purchase Agreement also provides that iPass will not compete with the Unity Business or solicit employees of the Unity Business for a period of two years following the closing of the transactions contemplated by the Purchase Agreement.

Concurrently with the closing of the sale of the membership interests in MNS Holdings, iPass and Buyer entered into a transition services agreement pursuant to which each of the parties will provide certain transitional, administrative, and support services to the other party for a period of up to six months, which may be extended upon mutual agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference. Further, the Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other and were negotiated with the principal purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in iPass’ public disclosures. The assertions embodied in such representations and warranties are qualified by information contained in a confidential disclosure schedule delivered in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedule.

Item 2.01 —Completion of Acquisition or Disposition of Assets

On June 30, 2014, simultaneously with the execution of the Purchase Agreement, iPass and Buyer completed the sale of all membership interests in and to MNS Holdings, and the other transactions contemplated by the Purchase Agreement, for the purchase price described above. The Purchase Agreement is more particularly described in Item 1.01 of this Form 8-K, which description is incorporated here by reference thereto.

Item 9.01 —Financial Statements and Exhibits

Exhibit No	Description

2.1*	Purchase Agreement by and between iPass Inc., Tolt Solutions, Inc. and MNS Holdings LLC.
99.1
Unaudited pro forma condensed consolidated balance sheet of iPass Inc. as of March 31, 2014 and unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2014 and for the three years ended December 31, 2013, 2012, and 2011.

*Certain schedules and exhibits to the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Karen Willem
	Name:	Karen Willem
	Title:	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
Dated: July 7, 2014

EXHIBIT INDEX

Exhibit No	Description

2.1*	Purchase Agreement by and between iPass Inc., Tolt Solutions, Inc. and MNS Holdings LLC.
99.1
Unaudited pro forma condensed consolidated balance sheet of iPass Inc. as of March 31, 2014 and unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2014 and for the three years ended December 31, 2013, 2012, and 2011.

*Certain schedules and exhibits to the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

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